Exhibit 3(a)

DCP Holding Company

Second Amended and Restated Articles of Incorporation

FIRST: The name of the corporation is DCP Holding Company.

SECOND: The place in the State of Ohio where its principal office is located is in the City of Sharonville, Hamilton County, Ohio.

THIRD: [Intentionally Blank].

FOURTH: The authorized number of shares of the corporation is 407,500 consisting of (i) 7,500 Class A Common Shares, without par value (“Class A Common Shares”); (ii) 120,000 Class B Common Shares, without par value (“Class B Common Shares”); (iii) 80,000 Class C Common Shares, without par value (“Class C Common Shares,” and, collectively with Class A Common Shares and Class B Common Shares, “Common Voting Shares”); (iv) 100,000 Class D Common Shares, without par value (“Class D Common Shares,” and, collectively with Common Voting Shares, “Common Shares”); and (iv) 100,000 Preferred Shares, without par value (“Preferred Shares”). The Common Shares and Preferred Shares of the corporation have the following express terms:

A. Common Shares.

1. Voting Rights. Except as provided in any resolution providing for the issue of Preferred Shares or any series thereof, or as otherwise required by law, the entire voting power of the shareholders of the corporation is vested solely and exclusively in the holders of Common Voting Shares. Holders of Common Voting Shares are entitled to one vote for each Common Voting Share held by them upon all matters requiring a vote of shareholders of the corporation. In furtherance and not in limitation of this Section A.1 of Article FOURTH:

(a) Holders of Common Voting Shares, voting together as a single class, are entitled to elect all of the directors of the corporation to be elected from time to time, except directors, if any, to be elected by holders of Preferred Shares or any series thereof;

(b) Except as provided in any resolution providing for the issue of Preferred Shares or any series thereof, or as otherwise required by law, holders of Preferred Shares, or any series thereof, and holders of Class D Common Shares have no voting power and no right to participate in any meeting of shareholders or to notice of any such meeting; and

(c) Holders of Common Voting Shares, by the affirmative vote of a majority of the outstanding Common Voting Shares, voting together as a single class, may approve an increase or decrease in the number of authorized Class A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares and no vote of the holders of any Class A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares, voting separately as a class, shall be required therefor; provided that such number of authorized shares for any such class may not be less than the number of shares of such class then outstanding.

2. Dividends and Distributions. As and when dividends or other distributions payable in cash, capital stock of the corporation or other property of the corporation may be declared by the Board of Directors, all holders of outstanding Class A Common Shares, Class B Common Shares, Class C Common Shares and Class D Common Shares shall be entitled to participate ratably in any such dividend or distribution paid on Common Shares (regardless of class), and no such dividend or distribution may be declared or paid on any class of Common Shares (whether Class A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares) unless an equivalent dividend or distribution is contemporaneously declared and paid on each other class of Common Shares in accordance with the provisions of these Second Amended and Restated Articles of Incorporation (these “Amended and Restated Articles of Incorporation”); provided, however, that if dividends or distributions are declared on Common Shares that are payable in shares of a particular class of Common Shares (whether Class A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares), dividends or distributions will be declared that are payable at the same rate on shares of each other class of Common Shares, in each case payable in an equal number of shares of each such other class of Common Shares. For example, if a dividend or distribution payable in Class A Common Shares shall be made on the Class A Common Shares, a dividend or distribution payable in an equal number of Class B Common Shares, Class C Common Shares and Class D Common Shares shall be made, respectively, on the Class B Common Shares, Class C Common Shares and Class D Common Shares.

3. Distribution of Assets Upon Liquidation. In the event the corporation is liquidated, dissolved or wound up, whether voluntarily or involuntarily, after the full preferential amounts to which holders of all Preferred Shares then outstanding are entitled under the resolutions authorizing the issuance of such Preferred Shares have been paid or set aside, the net assets of the corporation remaining shall be divided ratably among the holders of Common Shares.

4. Automatic Conversion of Common Voting Shares.

(a) Without limitation of the transfer restrictions set forth in the Second Amended and Restated Code of Regulations of the corporation (the “Code of Regulations” or the “Amended and Restated Code of Regulations”), in the event that any holder of Class C Common Shares transfers Class C Common Shares to (i) a Class A or Class B Qualified Owner (as defined below) or (ii) a Class A or Class B Family Transferee (as defined below), immediately upon such transfer and without the requirement of any action by the corporation, such holder of Class C Common Shares or such Class A or Class B Qualified Owner or Class A or Class B Family Transferee, all such transferred Class C Common Shares shall be deemed to be converted into an equal number of Class B Common Shares. Upon any such transfer, the transferee of the Class C Common Shares shall surrender to the corporation the stock certificate(s) representing the transferred Class C Common Shares, whereupon the corporation shall cancel such certificate(s) and issue one certificate representing an equal number of Class B Common Shares. “Class A or Class B Qualified Owner” means any (i) natural person who is licensed to practice dentistry pursuant to the applicable laws and regulations of any state of the United States (a “Dentist”), (ii) Dentist who has retired from dentistry practice or (iii) director, officer or employee of the corporation or any subsidiary of the corporation. “Class A or Class B Family Transferee” means any (i) spouse or lineal descendant of a Class A or Class B Qualified Owner (each, a “Family Member”), (ii) trust made in whole or in part by a Class A or Class B

Qualified Owner for the exclusive benefit of such person or his or her Family Members or (iii) a partnership, corporation or limited liability company controlled by a Class A or Class B Qualified Owner which has been formed and is operated for the sole purpose of benefiting such person or his or her Family Members, in each case that is a transferee and holder of Class A Common Shares or Class B Common Shares pursuant to Section 7.04(b) of the Code of Regulations.

(b) Without limitation of the transfer restrictions set forth in the Code of Regulations, in the event that any holder of Class A Common Shares transfers Class A Common Shares to a Class A or Class B Qualified Owner or Class A or Class B Family Transferee, immediately upon such transfer and without the requirement of any action by the corporation, such holder of Class A Common Shares or such Class A or Class B Qualified Owner or Class A or Class B Family Transferee, all such transferred Class A Common Shares shall be deemed to be converted into an equal number of Class B Common Shares. Upon any such transfer, the transferee of the Class A Common Shares shall surrender to the corporation the stock certificate(s) representing the transferred Class A Common Shares, whereupon the corporation shall cancel such certificate(s) and issue one certificate representing an equal number of Class B Common Shares.

(c) Without limitation of the transfer restrictions set forth in the Code of Regulations, in the event that any holder of Class A Common Shares or Class B Common Shares transfers Class A Common Shares and/or Class B Common Shares to any Class C Qualified Owner (as defined below), immediately upon such transfer and without the requirement of any action by the corporation, such holder of Class A Common Shares or Class B Common Shares or such Class C Qualified Owner, all such transferred Class A Common Shares and/or Class B Common Shares shall be deemed to be converted into an equal number of Class C Common Shares. Upon any such transfer, the transferee of the Class A Common Shares and/or Class B Common Shares shall surrender to the corporation the stock certificate representing the transferred Class A Common Shares and/or Class B Common Shares, whereupon the corporation shall cancel such certificate(s) and issue one certificate representing an equal number of Class C Common Shares. “Class C Qualified Owner” means any natural person who is not (i) a Class A or Class B Qualified Owner or (ii) a Family Member of the transferring holder of Class A Common Shares or Class B Common Shares.

(d) The corporation shall at all times reserve and keep available, solely for the purpose of issuance upon automatic conversion of outstanding Common Voting Shares pursuant to this Section B.4, such number of Class B Common Shares and Class C Common Shares as may be issuable upon such conversion; provided that the corporation may deliver Class B Common Shares and Class C Common Shares which are held in the treasury of the corporation, if any, for any Common Voting Shares so converted. If registration with or approval of any governmental authority under any federal or state law is required before any Class B Common Shares or Class C Common Shares may be issued upon automatic conversion pursuant to this Section B.4, the corporation will endeavor to cause such shares to be duly registered or approved, as the case may be. All Class B Common Shares and Class C Common Shares which may be issued upon automatic conversion of Common Voting Shares pursuant to this Section B.4 will, upon issuance, be fully paid and non-assessable. The aggregate amount of stated capital represented by Class B Common Shares and Class C Common Shares issued upon automatic conversion of Common Voting Shares pursuant to this Section B.4 shall be the same as the aggregate amount of stated capital represented by the Common Voting Shares so converted. When Common Voting Shares have been converted pursuant to this Section B.4, they shall have the status of retired shares.

5. Other Matters. Except as otherwise required by law, or except as otherwise provided in these Amended and Restated Articles of Incorporation or the Code of Regulations of the corporation, each Class A Common Share, Class B Common Share, Class C Common Share and Class D Common Share shall have identical powers, preferences, privileges, rights, limitations and restrictions.

B. Preferred Shares. The Preferred Shares shall have the following express terms:

1. Series. The Preferred Shares may be issued from time to time in one or more series. All Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. Subject to the provisions of Sections B.2 through B.6, both inclusive, of this Article FOURTH, which provisions shall apply to all Preferred Shares, the Board of Directors hereby is authorized to cause Preferred Shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section B.1 of Article FOURTH) those rights, preferences and terms that may be fixed by the Board of Directors, including the following:

(a) The designation of the series, which may be by distinguishing number, letter or title;

(b) The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares of such series then outstanding);

(c) The voting rights of shares the series;

(d) The dividend rate or rates of the series, including the means by which such rates may be established;

(e) The date or dates from which dividends shall accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

(f) The redemption rights and price or prices, if any, for shares of the series;

(g) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

(h) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

(i) Rights, if any, of the shares of the series to be convertible into Class D Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

(j) Restrictions, if any, on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to these Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (j), both inclusive, of this Section B.1 of Article FOURTH and is authorized to take such actions with respect thereto as may be required or permitted by law in order to effect such amendments.

2. Dividends.

(a) The holders of Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Preferred Shares, shall be entitled to receive out of any funds legally available for the payment of dividends on Preferred Shares, when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section B.1 of Article FOURTH and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of a particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of Preferred Shares for any dividend period unless at the same time a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

(b) So long as any Preferred Shares shall be outstanding no dividend, except a dividend payable in Common Shares or shares of any capital stock of the corporation ranking junior to the Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of Common Shares or any other shares of capital stock of the corporation ranking junior to the Preferred Shares, nor shall any Common Shares or any other shares of capital stock of the corporation ranking junior to the Preferred Shares be purchased, retired or otherwise acquired by the corporation, except out of the proceeds of the sale of Common Shares or other shares of capital stock of the corporation ranking junior to the Preferred Shares received by the corporation subsequent to the date of first issuance of Preferred Shares of any series, unless:

(1) All accrued and unpaid dividends on Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(2) There shall be no arrearage with respect to the redemption of Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section B.1 of Article FOURTH.

3. Redemption.

(a) Subject to the express terms of each series, the corporation (i) may, from time to time, at the option of the Board of Directors, redeem all or any part of any redeemable series of Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section B.1 of Article FOURTH and (ii) shall, from time to time, make such redemptions of each series of Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section B.1 of Article FOURTH; and shall, in the case of either (i) or (ii), pay all accrued and unpaid dividends to the redemption date.

(b) (1) Notice of every redemption of Preferred Shares shall be mailed, postage prepaid, to the holders of record of the Preferred Shares to be redeemed at their respective addresses then appearing on the books of the corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section B.1 of Article FOURTH prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the corporation may deposit the aggregate redemption price of Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Preferred Shares to be redeemed amounts equal to the redemption price of the Preferred Shares to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Preferred Shares are to be redeemed, the corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

(2) If the holders of Preferred Shares which have been called for redemption shall not within five (5) years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company and the corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c) Any Preferred Shares which are (1) redeemed by the corporation pursuant to the provisions of this Section B.3 of Article FOURTH, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms of the shares of such series, or (4) otherwise acquired by the corporation, shall resume the status of authorized but unissued Preferred Shares without serial designation.

4. Liquidation.

(a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Preferred Shares of any series shall be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section B.1 of Article FOURTH, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation. In the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Preferred Shares, in proportion to the full preferential amount to which each such share is entitled.

(2) After payment to the holders of Preferred Shares of the full preferential amounts as aforesaid, the holders of Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the corporation.

(b) The merger or consolidation of the corporation into or with any other corporation or entity, the merger of any other corporation or entity into the corporation, or the sale, lease or conveyance of all or substantially all the assets of the corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section B.4 of Article FOURTH.

5. Voting. Holders of Preferred Shares shall have no voting rights, except (a) as provided in any resolution providing for the issue of Preferred Shares or any series thereof or (b) as otherwise required by any law.

6. The Provider Preferred Shares – 2009 Series. The Provider Preferred Shares shall have the following express terms:

(a) DESIGNATION, AMOUNT AND SERIES. Of the 100,000 authorized Preferred Shares, 5,000 are designated as the “Provider Preferred Shares – 2009 Series” (the “Provider Preferred Shares”). The Provider Preferred Shares have the express terms set forth in this Section B of Article FOURTH as being applicable to all Preferred Shares as a class and, in addition, the following express terms. All series of Provider Preferred Shares will rank pari passu in all rights and preferences and be treated as a single class of shares except as otherwise provided herein or may be required by law.

(b) ELIGIBLE OWNERS. Only existing holders of twelve (12) or more Common Shares of the Corporation (an “Eligible Owner”).

(c) CONSIDERATION FOR ISSUANCE. Provider Preferred Shares shall only be offered to Eligible Owners and shall only be issued on the last business day of a each month during the offering of the Provider Preferred Shares. The initial per share offering price the Provider Preferred Shares in April of 2009 will be an amount equal to the book value of a Common Share as of (i) March 31, 2009, or (ii) at the end of the month prior to the first issuance of Provider Preferred Shares if no Provider Preferred Shares are issued in April 2009. In subsequent months, the per share offering price will be the book value of a Preferred Share as of the month end date immediately preceding the closing date of the purchase.

(d) DIVIDENDS AND DISTRIBUTIONS. The annual dividend payable on each Provider Preferred Shares shall be 5% of the book value of a Provider Preferred Share on December 31 of each year. Dividends shall be payable annually on or before January 31 of the following calendar year to each holder of a Provider Preferred Share who was a record holder of such shares on the prior December 31st. If not paid the dividend on each Provider Preferred Share shall cumulate and compounded annually. Any unpaid accrued dividend amounts shall be payable upon a liquidation or redemption and such payment shall have priority over any payments or distributions to the holder of the Common Shares.

(e) VOTING RIGHTS.

(i) Except as provided in subsection (ii) or as required by law the Provider Preferred Shares shall have no voting rights.

(ii) So long as any Provider Preferred Shares are outstanding, the Corporation may not, without the consent of the holders of at least two-thirds of the Corporation’s Provider Preferred Shares, by amendment, merger, consolidation or otherwise purchase or redeem or pay any dividend on any capital stock of the Corporation prior to the Provider Preferred Shares, other than (A) Common Shares repurchased from former directors or employees in connection with the cessation of their services or employment at a price not greater than book value or (B) shares repurchased pursuant to the Corporation’s Amended and Restated Code of Regulations.

(f) RESTRICTIONS ON TRANSFER OF PROVIDER PREFERRED SHARES.

(i) No transfers. Except as specifically provided in this subsection (g), no legal or beneficial holder of Provider Preferred Shares may transfer, gift, sell or assign any Provider Preferred Share or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such transfer, gift, sale or assignment. Any attempted transfer, gift, sale or assignment of Provider Preferred Shares or any interest therein not in compliance with this subsection (f) will be null and void ab initio as against the Corporation and all other persons, including but not limited to the transferor and transferee. Without limiting the generality of the foregoing, no transfer, gift, sale or assignment will be permitted or recognized, even if permitted by any other provision of this subsection (f), unless each of the following conditions is satisfied in the judgment of, or waived in writing by, the Board of Directors in its discretion: (A) the transferor complies with all of the applicable provisions of this subsection (f); (B) the transferor and transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this subsection (f); (C) the Corporation shall have received, at the expense of the parties to the transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such transfer is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided, however, the Board of Directors, at its sole discretion, may waive such opinion requirement; and (D) the transfer does not cause any breach or violation of or an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its subsidiaries is a party or by which any of its or their assets or properties is bound.

(ii) Permitted Transfers to Certain Purchasers and Transfers to Family Members; Corporation’s Right of First Refusal.

(A) During his or her lifetime, a Provider Preferred Shares shareholder may transfer Provider Preferred Shares to a spouse, lineal descendant or trust, corporation, partnership or limited liability company exclusively benefiting or controlled by such shareholder and/or family members. The Provider Preferred Shares owned or held by such family members and trusts or entities shall remain subject to all the same rights and obligations triggered upon events affecting the original shareholder (e.g., death, redemption, etc.)) as if he or she still held the shares.

(B) If a Provider Preferred Shares shareholder desires to accept a bona fide offer from an Eligible Owner for the purchase of all (but not less than all) of the Provider Preferred Shares owned by such shareholder (the “Offered Shares”), such shareholder shall promptly deliver to the Corporation a written offer (the “Offer”) to sell the Offered Shares to the Corporation on terms and conditions not less favorable to the Corporation than those under which such shareholder proposes to transfer the Offered Shares to the proposed transferee. The Offer shall disclose the identity of the proposed transferee, the agreed terms of the proposed transfer (including a date certain on which the transfer will be abandoned and terminated if not then consummated) and any other material facts relating to the proposed transfer and proof that the proposed transferee is an Eligible Owner. Within 10 days after receipt of the Offer, the Corporation may give written notice to such holder of the Corporation’s intent to purchase all of the Offered Shares within 10 days on substantially the same terms and conditions as set forth in the Offer. If the Corporation does not exercise its purchase right under this subsection (g)(ii) upon the approval of the Board of Directors the transferor may thereafter transfer all (but not less than all) of the Offered Shares to the transferee identified in the Offer upon the terms and conditions specified in the Offer; provided that transfer or sale must be consummated or abandoned and terminated by a date certain set forth in the Offer but in any event not later than 10 days after the Offer has been declined by the Corporation.

(g) REDEMPTION AND REPURCHASE.

(i) The Provider Preferred Shares are only to be redeemed and repurchased by the Company as provided in this subsection (g). For purposes of this subsection

(g) the redemption or repurchase price (the “Redemption Price”) for each Provider Preferred Share shall be (i) an amount equal to the Adjusted Book Value per Provider Preferred Share (defined below) plus (ii) all accrued, but unpaid, dividends on each Provider Preferred Share. The “Adjusted Book Value per Provider Preferred Share” shall be an amount determined in accordance with Generally Accepted Accounting Principles and the following:

(A) At of the end of each month after February 1, 2009 (if any Provider Preferred Shares are then outstanding), the book value of the Company’s Common Shares and Provided Preferred Shares shall be adjusted by allocating the Net Income or Loss of the Company for the completed monthly period between the Common Shares and the Provider Preferred Shares based on aggregate book value of the Common Shares and the aggregate book value of the Provider Preferred Shares as of the month end date immediately preceding the monthly period in question.

(B) After the allocation of net income or loss to the Common Shares and the Provider Preferred Shares, the aggregate book value of the Common Shares will be adjusted for any purchases or redemptions of Common Shares during the monthly period and the aggregate book value of the Provider Preferred Shares will be adjusted for any purchases or redemptions of Provider Preferred Shares during the monthly period.

(C) The adjusted aggregate book values of the Common Shares and the Provider Preferred Shares will be used as the basis of the allocation of the Net Income or Loss of the Company in the following monthly period.

(D) In addition to the monthly book value adjustments set forth above, the book value of each Provider Preferred Share will be further adjusted annually by reducing the book value by the amount of the dividend payable on each Provider Preferred Share.

(ii) The shareholders of Provider Preferred Shares must redeem all of their Provider Preferred Shares prior to or concurrently with any redemption of any Common Shares.

(iii) In accordance with Article FOURTH, Section B.3., the Corporation may, from time to time, at the option of the Board of Directors, redeem all or any part of the outstanding Provider Preferred Shares at the Redemption Price.

(iv) The Corporation shall have the right, but not the obligation, to repurchase or redeem Provider Preferred Shares at the Redemption Price to the same extent the Corporation has the right, but not the obligation, to repurchase or redeem Common Shares from the holders of Common Shares. In addition, the Corporation may, at its sole discretion, redeem Provider Preferred Shares at the Redemption Price anytime after (i) the death of any holder of Provider Preferred Shares, or (ii) any bankruptcy, insolvency, assignment for the benefit of creditors, attachment, encumbrance, pledge or any similar event affecting a Provider Preferred Shares shareholder or his or her Provider Preferred Shares.

(h) LIQUIDATION, DISSOLUTION OR WINDING-UP. In the event of any liquidation, dissolution or winding-up of the Corporation, any merger or consolidation involving the Corporation (other than one in which shareholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation, the holders of the Provider Preferred Shares shall be entitled to payment of the Redemption Price and such payment shall be senior to any right of payment to the holders of Common Shares and the Common Shares shall rank junior to the Provider Preferred Shares.

7. The Redeemable Institutional Preferred Shares – 2010 (A) Series. The Redeemable Institutional Preferred Shares shall have the following express terms:

(a) DESIGNATION, AMOUNT AND SERIES. Of the 100,000 authorized Preferred Shares, 300 are designated as the “Redeemable Institutional Preferred Shares – 2010 (A) Series” (the “Redeemable Institutional Preferred Shares”). The Redeemable Institutional Preferred Shares have the express terms set forth in this Section B of Article FOURTH as being applicable to all Preferred Shares as a class and, in addition, the following express terms. All series of Redeemable Institutional Preferred Shares will rank pari passu in all rights and preferences and be treated as a single class of shares except as otherwise provided herein or may be required by law.

(b) REDEEMABLE INSTITUTIONAL PREFERRED SHARES – 2010 (A) OWNERS. Only “accredited investors” within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (“Redeemable Institutional Preferred Eligible Owners”).

(c) CONSIDERATION FOR ISSUANCE. The per share purchase price for the Redeemable Institutional Preferred Shares will be $1,000 (the “Issue Price”).

(d) DIVIDENDS AND DISTRIBUTIONS. The annual dividend payable on each Redeemable Institutional Preferred Share shall be (i) in respect of the dividend payable in 2011, 5% of the per share Issue Price, prorated based on the number of days which the Redeemable Institutional Preferred Share was outstanding in 2010; and (ii) in respect of the dividends payable in 2012 (for 2011) and all years thereafter, 5% of the book value of a Redeemable Institutional Preferred Share on December 31 of the preceding year, prorated based on the number of days which the Redeemable Institutional Preferred Share was outstanding in the preceding year. Dividends, once declared by the Company’s Board of Directors, shall be payable annually on or before January 31 of the following calendar year to each holder of a Redeemable Institutional Preferred Share who was a record holder of such share on the prior December 31st. If not paid the dividend on each Redeemable Institutional Preferred Share shall cumulate and compound annually. Any unpaid accrued dividend amounts shall be payable upon a liquidation or redemption and such payment shall have priority over any payments or distributions to the holders of the Common Shares. In the event that a Redeemable Institutional Preferred Share is not outstanding for the entire year, the dividend shall be proportionately reduced based on the number of days in the year the Redeemable Institutional Preferred Share was outstanding.

(e) VOTING RIGHTS.

(i) Except as provided in subsection (ii) or as required by law the Redeemable Institutional Preferred Shares shall have no voting rights.

(ii) So long as any Redeemable Institutional Preferred Shares are outstanding, the Corporation may not, without the consent of the holders of at least two-thirds of the Redeemable Institutional Preferred Shares, by amendment, merger, consolidation or otherwise purchase or redeem or pay any dividend on any capital stock of the Corporation prior to the Redeemable Institutional Preferred Shares, other than (A) Common Shares repurchased from former directors or employees in connection with the cessation of their services or employment at a price not greater than book value as of the month-end immediately preceding their termination date or (B) shares repurchased pursuant to the Corporation’s Amended and Restated Code of Regulations.

(f) RESTRICTIONS ON TRANSFER OF REDEEMABLE INSTITUTIONAL PREFERRED SHARES.

(i) No transfers. Except as specifically provided in this subsection (f), no legal or beneficial holder of Redeemable Institutional Preferred Shares may transfer, gift, sell or assign any Redeemable Institutional Preferred Share or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such transfer, gift, sale or assignment. Any attempted transfer, gift, sale or assignment of Redeemable Institutional Preferred Shares or any interest therein not in compliance with this subsection (f) will be null and void ab initio as against the Corporation and all other persons, including but not limited to the transferor and transferee. Without limiting the generality of the foregoing, no transfer, gift, sale or assignment will be permitted or recognized, even if permitted by any other provision of this subsection (f), unless each of the following conditions is satisfied in the judgment of, or waived in writing by, the Board of Directors in its discretion: (A) the transferor complies with all of the applicable provisions of this subsection (f); (B) the transferor and transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this subsection (f); (C) the Corporation shall have received, at the expense of the parties to the transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such transfer is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided, however, the Board of Directors, in its sole discretion, may waive such opinion requirement; and (D) the transfer does not cause any breach or violation of, cause an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its subsidiaries is a party or by which any of its or their assets or properties is bound.

(ii) Permitted Transfers to Certain Purchasers and Corporation’s Right of First Refusal. If a holder of Redeemable Institutional Preferred Shares desires to accept a bona fide offer from a Redeemable Institutional Preferred Eligible Owner for the purchase of all (but not less than all) of the Redeemable Institutional Preferred Shares owned by such holder (the “Offered Shares”), such holder shall promptly deliver to the Corporation a written offer (the “Offer”) to sell the Offered Shares to the Corporation on terms and conditions not less favorable to the

Corporation than those under which such holder proposes to transfer the Offered Shares to the proposed transferee. The Offer shall disclose the identity of the proposed transferee, the agreed terms of the proposed transfer (including a date certain on which the transfer will be abandoned and terminated if not then consummated) and any other material facts relating to the proposed transfer and proof that the proposed transferee is a Redeemable Institutional Preferred Eligible Owner. Within 10 days after receipt of the Offer, the Corporation may give written notice to such holder of the Corporation’s intent to purchase all of the Offered Shares within 10 days on substantially the same terms and conditions as set forth in the Offer. If the Corporation does not exercise its purchase right under this subsection (f)(ii), upon the approval of the Board of Directors, which shall not be unreasonably withheld so long as the proposed transferee is a Redeemable Institutional Preferred Eligible Owner and the requirements for transfer set forth in subsection (i) above are satisfied or waived by the Board of Directors, the transferor may thereafter transfer all (but not less than all) of the Offered Shares to the transferee identified in the Offer upon the terms and conditions specified in the Offer; provided that transfer or sale must be consummated or abandoned and terminated by a date certain set forth in the Offer, but in any event not later than 10 days after the Board of Directors approves such transfer.

(g) PUT AND CALL RIGHTS.

(i) The holders of Redeemable Institutional Preferred Shares shall have the right, exercisable upon written notice to the Corporation (the “Put Notice”), to require the Corporation to redeem from such holder all or any portion of the Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(ii) The Company shall have the right (the “Call”), exercisable upon written notice to a holder of Redeemable Institutional Preferred Shares (the “Call Notice”), to redeem from such holder all or any portion of the Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(iii) Within 180 days after the Company’s receipt of a Put Notice or a holder’s receipt of a Call Notice, as the case may be, and, in the case of the exercise by the Company of the Call, no earlier than 30 days after a holder’s receipt of a Call Notice, the Company shall redeem and repurchase from the holder, and such holder shall sell and deliver to the Company, the number of Redeemable Institutional Preferred Shares specified in the Put Notice or the Call Notice, as the case may be, and the Company shall pay the Put Price or the Call Price, as the case may be, to such holder. At the closing (the “Closing”) of the redemption and sale of the Redeemable Institutional Preferred Shares pursuant to this subsection (g), the selling holder of the Redeemable Institutional Preferred Shares shall deliver to the Company such instruments and documents as shall be necessary or appropriate to transfer the Redeemable Institutional Preferred Shares being sold by such holder to the Company, and the Company shall redeem and accept such Redeemable Institutional Preferred Shares and shall pay the Put Price or the Call Price, as the case may be, to such holder by wire transfer of immediately available funds to the account of such holder provided in writing by such holder to the Company. At the Closing, the selling holder of Redeemable Institutional Preferred Shares shall provide the Company with a certificate, executed on behalf of such holder by an authorized officer thereof, to the effect that such holder has good and valid title to the Redeemable Institutional Preferred Shares being sold, free and clear of all liens, other than restrictions on transfer pursuant to these Amended and Restated Articles of Incorporation and the Company’s Amended and Restated Code of Regulations.

(iv) For purposes of this subsection (g) and, in the case of subsection (D) below, also for purposes of subsection (h):

(A) The “Put Price” for each Redeemable Institutional Preferred Share being redeemed by the Company shall be (1) in the event that the Calculation Date (as defined below) is prior to January 31, 2015 (the “Price Adjustment Date”), an amount equal to (i) 90% of the Adjusted Book Value per Redeemable Institutional Preferred Share (as defined below), plus (ii) all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share or (2) in the event that the Calculation Date is after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per Redeemable Institutional Preferred Share, plus all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share.

(B) The “Call Price” for each Redeemable Institutional Preferred Share being redeemed by the Company shall be (1) in the event that the Calculation Date is prior to the Price Adjustment Date, an amount equal to 110% of the Adjusted Book Value per Redeemable Institutional Preferred Share, plus all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share or (2) in the event that the Calculation Date is after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per Redeemable Institutional Preferred Share, plus all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share.

(C) The “Calculation Date” shall be the last day of the month immediately preceding the date of the Company’s receipt of a Put Notice or the date of a holder’s receipt of a Call Notice, as the case may be.

(D) The “Adjusted Book Value per Redeemable Institutional Preferred Share” shall be an amount determined in accordance with Generally Accepted Accounting Principles and the following:

(1) At of the end of each month after July 1, 2010, the book value of the Company’s Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares shall be adjusted as follows:

first, net earnings or net losses of the Company (constituting net income or loss plus other comprehensive income or loss) for the completed monthly period will be reduced by the amount of the dividend payable on the Redeemable Institutional Preferred Share; and

thereafter, the net earnings or net losses of the Company from the completed monthly period, as adjusted pursuant to the immediately preceding paragraph, will be allocated among the Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares based upon their respective and relative percentages of the total equity of the Company, based upon 50% of the aggregate book value of the Redeemable Institutional Preferred Shares, 100% of the aggregate book value of the Provider Preferred Shares, and based on a percentage of the aggregate book value of other Preferred Shares to be determined subject to the terms of any series of Preferred Shares as may be fixed by the Board of Directors, and 100% of the aggregate book value of the Common Shares, in each case as of the month end date immediately preceding the monthly period in question.

(2) After the allocation of net earnings or net losses to the Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares pursuant to subsection (D)(1) above, the aggregate book value of the Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares will be adjusted for any purchases or redemptions thereof during the monthly period.

(3) The adjusted aggregate book values of the Preferred Shares, including the Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares pursuant to this subsection (D) will be used as the basis of the allocation of the net earnings or net losses of the Company in the following monthly period.

(h) LIQUIDATION, DISSOLUTION OR WINDING UP. Notwithstanding Section B.4(b) of this Article FOURTH, in the event of any liquidation, dissolution or winding up of the Corporation, any merger or consolidation involving the Corporation (other than one in which shareholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation, the holders of the Redeemable Institutional Preferred Shares shall be entitled to payment of 100% of the Adjusted Book Value per Redeemable Institutional Preferred Share, plus all accrued, but unpaid, dividends on each Redeemable Institutional Preferred Share, and such payment shall be equal to the rights to any payments to the holders of Provider Preferred Shares and shall be senior to any right of payment to the holders of Common Shares and the Common Shares shall rank junior to the Redeemable Institutional Preferred Shares.

8. The Redeemable Institutional Preferred Shares – 2012 (A) Series. The Redeemable Institutional Preferred Shares – 2012 (A) Series shall have the following express terms:

(a) DESIGNATION, AMOUNT AND SERIES. Of the 100,000 authorized Preferred Shares, 1,000 are designated as the “Redeemable Institutional Preferred Shares – 2012 (A) Series” (the “2012A Redeemable Institutional Preferred Shares”). The 2012A Redeemable Institutional Preferred Shares have the express terms set forth in this Section B of Article FOURTH as being applicable to all Preferred Shares as a class and, in addition, the following express terms.

(b) ELIGIBLE OWNER. Only an “accredited investor” (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended), which is not an insurance company, dental HMO, dental PPO, a company that offers and sells a vision benefit product, an affiliate of any of the foregoing, or any person or entity acting directly or indirectly on behalf of any of the foregoing or affiliate thereof, is eligible to purchase, own or hold the 2012A Redeemable Institutional Preferred Shares (a “2012A Redeemable Institutional Preferred Eligible Owner”).

(c) CONSIDERATION FOR ISSUANCE. The per share purchase price for the 2012A Redeemable Institutional Preferred Shares will be $1,000 (hereinafter referred to in this subsection 8 as the “Issue Price”).

(d) DIVIDENDS.

(i) Each 2012A Redeemable Institutional Preferred Share will carry an annual dividend at a rate equal to: (A) in respect of the dividend for 2012, 5% of the per share Issue Price, prorated based on the number of days that the 2012A Redeemable Institutional Preferred Share was outstanding in 2012, payable in four equal quarterly installments on or before the last business day of each calendar quarter of 2012; and (B) in respect of the dividends for 2013 and all years thereafter, 5% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share (as defined below) as of December 31 of the preceding year. The dividend on the 2012A Redeemable Institutional Preferred Shares for 2013 and all years thereafter, once declared by the Corporation’s Board of Directors, shall be paid by the Corporation in four equal quarterly installments, on or before the last business day of the calendar quarter of the year for which the dividend was declared, to each holder of a 2012A Redeemable Institutional Preferred Share who was a record holder of such share on December 31 of the prior calendar year. (For example, the annual dividend for 2013 will be 5% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share as of December 31, 2012 and will be paid in four equal installments on or before the last business day of each calendar quarter of 2013.) In the event that a 2012A Redeemable Institutional Preferred Share is not outstanding for the entire year in which the dividend is paid, the dividend payable during such quarter shall be proportionately reduced based on the number of days in the quarter the 2012A Redeemable Institutional Preferred Share was outstanding. Following the payment of a dividend on the 2012A Redeemable Institutional Preferred Shares for any calendar year, any subsequent payment of a dividend on the 2012A Redeemable Institutional Preferred Shares, including in connection with a Liquidation Event (as defined in subsection (h) below) or the exercise of a Put Right or Call Right (as defined in subsection (g) below), shall include any adjustments necessary to reconcile estimated and actual calculations of Adjusted Book Value per 2012A Redeemable Institutional Preferred Share as of December 31 of the calendar year for which the dividend on the 2012A Redeemable Institutional Preferred Shares was paid based upon the year-end audit of the Corporation’s financial statements. The dividend on the 2012A Redeemable Institutional Preferred Shares, if not declared payable by the Corporation’s Board of Directors or otherwise not paid for any reason, shall cumulate and compound annually.

(ii) For purposes of this subsection 8, the “Adjusted Book Value per 2012A Redeemable Institutional Preferred Share” shall be an amount determined in accordance with generally accepted accounting principles and the following:

(A) As of the end of each calendar month after January 2012, the book value of the Preferred Shares (as defined in the first paragraph of this Article FOURTH), including the 2012A Redeemable Institutional Preferred Shares, the Redeemable Institutional Preferred Shares – 2010 (A) Series (as described in subsection 7 of Section B of this Article FOURTH, hereinafter referred to in this subsection 8 as the “2010 Redeemable Institutional Preferred Shares”) and the Provider Preferred Shares (as defined in subsection 6(a) of Section B of this Article FOURTH), the Class A Common Shares (as defined in the first paragraph of this Article

FOURTH), and the Class B Common Shares (as defined in the first paragraph of this Article FOURTH; the Class A Common Shares, Class B Common Shares and any additional class of common shares that may be issued by the Corporation in the future, collectively, are hereinafter referred to in this subsection 8 as the “Common Shares”), shall be adjusted as follows:

first, net earnings or net losses of the Corporation (constituting net income or loss plus other comprehensive income or loss) for the completed monthly period will be reduced by the amount of the dividends accrued during the completed monthly period on the 2010 Redeemable Institutional Preferred Shares and the 2012A Redeemable Institutional Preferred Shares; and

thereafter, the net earnings or net losses of the Corporation from the completed monthly period, as adjusted pursuant to the preceding paragraph, will be allocated among the Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and the Common Shares based upon their respective and relative percentages of the total equity of the Corporation, based upon 50% of the aggregate book value of the 2012A Redeemable Institutional Preferred Shares, 50% of the aggregate book value of the 2010 Redeemable Institutional Preferred Shares and 100% of the aggregate book value of the Provider Preferred Shares, and based on a percentage of the aggregate book value of shares of other series of Preferred Shares to be determined subject to the terms of any such series of Preferred Shares as may be fixed by the Board of Directors, and 100% of the aggregate book value of the Common Shares, in each case as of the month end date immediately preceding the monthly period in question.

(B) After the allocation of net earnings or net losses to the Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares pursuant to the paragraphs under subsection (A) above, the aggregate book value of the Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares will be adjusted for any purchases or redemptions (including in connection with the exercise of a Put Right or Call Right pursuant to subsection 8(g) or similar right pursuant to subsections 6(g) and 7(g) of Section B of this Article Fourth) thereof during the completed monthly period.

(C) The adjusted aggregate book values of the Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares as described in this subsection (d)(ii) will be used as the basis of the allocation of the net earnings or net losses of the Corporation in the following monthly period and will be subject to any adjustments necessary to reconcile estimated and actual calculations of Adjusted Book Value per 2012A Redeemable Institutional Preferred Share based upon the year-end audit of the Corporation’s financial statements.

(e) NO VOTING RIGHTS; PROTECTIVE PROVISIONS.

(i) Except as provided in subsection (ii) below or as required by law, the 2012A Redeemable Institutional Preferred Shares shall have no voting rights.

(ii) So long as any 2012A Redeemable Institutional Preferred Shares are outstanding, the Corporation may not, without the consent of the holders of at least two-thirds of the 2012A Redeemable Institutional Preferred Shares, by amendment, merger, consolidation or otherwise, purchase or redeem or pay any dividend on any capital stock of the Corporation prior to the 2012A Redeemable Institutional Preferred Shares, other than (A) Common Shares repurchased from former directors or employees in connection with the cessation of their services or employment at a price not greater than book value as of the month-end immediately preceding their termination date, (B) shares of the Corporation’s capital stock repurchased pursuant to the Corporation’s Amended and Restated Code of Regulations, (C) 2010 Redeemable Institutional Preferred Shares redeemed or repurchased pursuant to subsection 7(f) or 7(g) of Section B of this Article FOURTH, (D) Provider Preferred Shares redeemed or repurchased pursuant to subsection 6(f) or 6(g) of Section B of this Article FOURTH and (E) redemptions of other Preferred Shares that may be issued in the future pursuant to the terms thereof as fixed by the Board of Directors. For the avoidance of doubt, “capital stock” as used in this subsection shall not include restricted share units, phantom shares or other derivate securities of the Corporation.

(f) RESTRICTIONS ON TRANSFER.

(i) No transfers. Except as specifically provided in this subsection (f), no legal or beneficial holder of 2012A Redeemable Institutional Preferred Shares may transfer, gift, sell or assign any 2012A Redeemable Institutional Preferred Shares or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such transfer, gift, sale or assignment. Any attempted transfer, gift, sale or assignment of 2012A Redeemable Institutional Preferred Shares or any interest therein not in compliance with this subsection (f) will be null and void ab initio as against the Corporation and all other persons, including but not limited to the transferor and transferee. Without limiting the generality of the foregoing, no transfer, gift, sale or assignment will be permitted or recognized, even if permitted by any other provision of this subsection (f), unless each of the following conditions is satisfied in the judgment of, or waived in writing by, the Board of Directors in its discretion: (A) the transferor complies with all of the applicable provisions of this subsection (f); (B) the transferor and transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this subsection (f); (C) the Corporation shall have received, at the expense of the parties to the transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such transfer is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided, however, the Board of Directors, in its sole discretion, may waive such opinion requirement; and (D) the transfer does not cause any breach or violation of, cause an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its subsidiaries is a party or by which any of its or their assets or properties is bound.

(ii) Permitted Transfers to Certain Purchasers and Corporation’s Right of First Refusal. If a holder of 2012A Redeemable Institutional Preferred Shares desires to accept a bona fide offer in writing from a 2012A Redeemable Institutional Preferred Eligible Owner (a “Proposed Transferee”) for the purchase of all (but not less than all) of the 2012A Redeemable Institutional Preferred Shares owned by such holder (hereinafter referred to in this subsection as the “Offered Shares”), such holder shall promptly deliver to the Corporation a written offer (hereinafter referred to in this subsection as an “Offer”) to sell the Offered Shares to the Corporation for a purchase price not more than the purchase price offered by the Proposed Transferee and on such other terms and conditions that, taken as a whole, are no less favorable to the Corporation than those set forth in the offer from the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the terms of the bona fide offer from the Proposed Transferee (including the date on which the transfer of the Offered Shares will be abandoned and terminated if not then consummated (the “Termination Date”)), any other material facts relating to the proposed transfer and proof that the Proposed Transferee is a 2012A Redeemable Institutional Preferred Eligible Owner. Within 15 days after receipt of the Offer, the Corporation may give written notice to such holder of the Corporation’s intent to purchase all of the Offered Shares within 30 days of such notice given by the Corporation on substantially the same terms and conditions as set forth in the Offer. If the Corporation does not exercise its purchase right under this subsection (f)(ii), upon the approval of the Board of Directors, which shall not be unreasonably withheld so long as (A) the Proposed Transferee is a 2012A Redeemable Institutional Preferred Eligible Owner and (B) the requirements for transfer set forth in subsection (f)(i) above are satisfied or waived by the Board of Directors, the holder may thereafter transfer all (but not less than all) of the Offered Shares to the Proposed Transferee for a purchase price not less than the purchase price set forth in the Offer and upon such other terms and conditions that, taken as a whole, are no more favorable to the Proposed Transferee than those set forth in the Offer; provided that the transfer must be consummated or abandoned and terminated by the earlier of the Termination Date and the date that is 10 days after the Board of Directors approves such transfer.

(g) PUT AND CALL RIGHTS.

(i) A holder of the 2012A Redeemable Institutional Preferred Shares shall have the right (referred to in this subsection 8 as the “Put Right”), exercisable upon written notice to the Corporation (hereinafter referred to in this subsection (g) as a “Put Notice”), to require the Corporation to redeem all or any portion of the 2012A Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(ii) The Corporation shall have the right (referred to in this subsection 8 as the “Call Right”), exercisable upon written notice to a holder of 2012A Redeemable Institutional Preferred Shares (hereinafter referred to in this subsection (g) as a “Call Notice”), to redeem from such holder all or any portion of the 2012A Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(iii) Within 180 days after the Corporation’s receipt of a Put Notice or a holder’s receipt of a Call Notice, as the case may be, and, in the case of the exercise by the Corporation of the Call Right, no earlier than 30 days after a holder’s receipt of a Call Notice, the Corporation shall repurchase from the holder, and such holder shall sell and deliver to the Corporation, the number of 2012A Redeemable Institutional Preferred Shares specified in the Put Notice or the Call Notice, as the case may be, and the Corporation shall pay the Put Price or the Call Price (as such terms are defined in subsection (g)(iv) below), as the case may be, to such holder. At the closing (hereinafter referred to in this subsection (g) as the “Closing”) of the purchase and sale of the 2012A Redeemable Institutional Preferred Shares pursuant to this subsection (g), the selling holder of the 2012A Redeemable Institutional Preferred Shares shall deliver to the Corporation such instruments and documents as shall be necessary or appropriate to transfer the 2012A Redeemable Institutional Preferred Shares being sold by such holder to the Corporation, and the Corporation shall purchase and accept such 2012A Redeemable Institutional Preferred Shares and shall pay the Put Price or the Call Price, as the case may be, to such holder by wire transfer of immediately available funds to the account of such holder provided in writing by such holder to the Corporation. At the Closing, the selling holder of 2012A Redeemable Institutional Preferred Shares shall provide the Corporation with a certificate, executed on behalf of such holder by an authorized officer thereof, to the effect that such holder has good and valid title to the 2012A Redeemable Institutional Preferred Shares being sold, free and clear of all liens, other than restrictions on transfer pursuant to these Amended and Restated Articles of Incorporation and the Corporation’s Amended and Restated Code of Regulations.

(iv) For purposes of this subsection (g):

(A) The “Put Price” for each 2012A Redeemable Institutional Preferred Share being purchased by the Corporation shall be (1) in the event that the Put Price Calculation Date (as defined below) is on or prior to January 31, 2017 (hereinafter referred to in this subsection (g) as the “Price Adjustment Date”), an amount equal to 95% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share or (2) in the event that the Put Price Calculation Date is after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share.

(B) The “Put Price Calculation Date” shall be the last day of the month immediately preceding the date of the Corporation’s receipt of a Put Notice.

(C) The “Call Price” for each 2012A Redeemable Institutional Preferred Share being purchased by the Corporation shall be (1) in the event that the Call Price Calculation Date (as defined below) is prior to the Price Adjustment Date, an amount equal to the greater of (x) 105% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share and (y) the Issue Price, in each case plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share, or (2) in the event that the Call Price Calculation Date is on or after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share.

(D) The “Call Price Calculation Date” shall be the last day of the month immediately preceding the date of a holder’s receipt of a Call Notice.

(v) Notwithstanding anything to the contrary contained in this subsection (g), if a Liquidation Event (as defined in subsection (h) below) occurs within 90 days of a Closing of the purchase of all or any portion of the 2012A Redeemable Institutional Preferred Shares in connection with the exercise of a Call Right by the Corporation, then the holder of the 2012A Redeemable Institutional Preferred Shares so purchased by the Corporation pursuant to the Call Right shall be entitled to an additional cash payment in an amount equal to the difference, if positive, between the Estimated Cash Payment (as defined in subsection (h) below) and the Call Price.

(h) PAYMENT UPON A LIQUIDATION EVENT.

(i) Notwithstanding Section B.4 of this Article FOURTH, in the event of any liquidation, dissolution or winding up of the Corporation, any merger or consolidation involving the Corporation (other than one in which shareholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation (each of the foregoing, a “Liquidation Event” for purposes of this subsection 8), the holders of the 2012A Redeemable Institutional Preferred Shares shall receive, in redemption of the 2012A Redeemable Institutional Preferred Shares, a cash payment equal to the greater of:

(A) 100% of the Adjusted Book Value per 2012A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2012A Redeemable Institutional Preferred Share, and such payment shall be equal to the rights to any payments to the holders of other Preferred Shares, including the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and shall be senior to any right of payment to the holders of the Common Shares and the Common Shares shall rank junior to the 2012A Redeemable Institutional Preferred Shares; or

(B) the Estimated Cash Payment (as defined below).

(ii) For purposes of this subsection 8, the “Estimated Cash Payment” shall be computed as follows:

(A) If the Consideration (as defined below) is paid, payable or contributed directly to the holders of the Common Shares in connection with a Liquidation Event, an amount equal to (1) the per Common Share Consideration (as defined and described in clause (b) of subsection (h)(ii)(C)(2) below) paid, payable or contributed to the holders of the Common Shares, times (2) the number of Class B Common Shares that would be issued if the 2012A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined below).

(B) For all other Liquidation Events not covered by subsection (h)(ii)(A) above, the Enterprise Value (as defined below) shall be divided by the total number of Common Share Equivalents (as defined below), and the resulting quotient shall be the Estimated Cash Payment per 2012A Redeemable Institutional Preferred Share.

(C) For purposes of computing the Estimated Cash Payment:

(1) “Enterprise Value” means an amount equal to the aggregate Consideration (as defined in clause (a) of subsection (h)(ii)(C)(2) below) paid, payable or contributed, directly or indirectly, by an acquiror to the Corporation in connection with a Liquidation Event, reduced by the Aggregate Reduction Amount (as defined below).

(2) “Consideration” means (a) the total value of all cash, securities (including any debt or equity securities, options or warrants, collectively, “Securities”), agreements with the Corporation or any of its subsidiaries (including, but not limited to, consulting agreements, agreements not to compete and similar agreements) and other property or non-cash consideration paid, payable or contributed, directly or indirectly, by an acquiror to the Corporation in connection with a Liquidation Event and any contingent, escrowed or earned amounts (calculated at the present value of such amounts as of the date on which the Liquidation Event is consummated) or (b) the per Common Share value of all cash and Securities paid, payable or contributed directly by an acquiror to the holders of the Common Shares in connection with a Liquidation Event and any contingent, escrowed or earned amounts. For purposes of this subsection (h), the value of (x) all freely tradeable Securities for which a public trading market exists as of the date on which the Liquidation Event is consummated will equal the last closing market price of such Securities on the business day prior to public announcement of the Liquidation Event, (y) all Securities which are not freely tradeable or which have no established public market will equal the fair market value thereof as determined by the Corporation and the holder of the 2012A Redeemable Institutional Preferred Shares and (z) all other property or non-cash consideration will equal the face value thereof or other appropriate value as determined by the Corporation and the holder of the 2012A Redeemable Institutional Preferred Shares. With respect to clauses (y) and (z) above, in the event the Corporation and the holders of the 2012A Redeemable Institutional Preferred Shares cannot agree on such value within 30 days, then they shall select an independent accounting firm reasonably acceptable to all parties, and such accounting shall conclusively establish such value. If the Consideration is computed or payable in foreign currency, the value of such foreign currency will, for purposes hereof, be converted into U.S. dollars at the noon buying rate in New York City on the date or dates on which such Consideration is payable.

(3) “Aggregate Reduction Amount” means an amount equal to the sum of (x) the aggregate amount payable by the Corporation as a liquidation preference to holders of the 2010 Redeemable Institutional Preferred Shares (pursuant to subsection 7(h) of Section B of this Article FOURTH), the Provider Preferred Shares (pursuant to subsection 6(h) of Section B of this Article FOURTH), and any other liquidation preference for senior securities, plus (y) an amount equal to the Corporation’s liabilities on a consolidated basis (as set forth on the Corporation’s then-most recent balance sheet) but only to the extent such liabilities cannot be satisfied by the Corporation’s assets or are not otherwise assumed by the acquiror (directly or by operation of law) in connection with the Liquidation Event, plus (z) the aggregate amount of all transaction expenses, including accounting, legal, and investment advisory fees and expenses, incurred by the Corporation as a result of or in connection with the Liquidation Event.

(4) “Common Share Equivalents” shall include (a) all issued and outstanding Common Shares, (b) all securities convertible into or settled based upon a class of Common Shares, including any and all stock options, warrants, restricted shares, restricted share units and phantom shares, and (c) the number of Class B Common Shares that would be issued if the 2012A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined below).

(5) “Conversion Ratio” means one 2012A Redeemable Institutional Preferred Share to 1.2 Class B Common Shares (1:1.2).

9. The Redeemable Institutional Preferred Shares – 2013 (A) Series. The Redeemable Institutional Preferred Shares – 2013 (A) Series shall have the following express terms:

(a) DESIGNATION, AMOUNT AND SERIES. Of the 100,000 authorized Preferred Shares, 1,000 are designated as the “Redeemable Institutional Preferred Shares – 2013 (A) Series” (the “2013A Redeemable Institutional Preferred Shares”). The 2013A Redeemable Institutional Preferred Shares have the express terms set forth in this Section B of Article FOURTH as being applicable to all Preferred Shares as a class and, in addition, the following express terms.

(b) ELIGIBLE OWNER. Only an “accredited investor” (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended), which is not an insurance company, dental HMO, dental PPO, a company that offers and sells a vision benefit product, an affiliate of any of the foregoing, or any person or entity acting directly or indirectly on behalf of any of the foregoing or affiliate thereof, is eligible to purchase, own or hold the 2013A Redeemable Institutional Preferred Shares (a “2013A Redeemable Institutional Preferred Eligible Owner”).

(c) CONSIDERATION FOR ISSUANCE. The per share purchase price for the 2013A Redeemable Institutional Preferred Shares will be $1,000 (hereinafter referred to in this subsection 9 as the “2013A Issue Price”).

(d) DIVIDENDS.

(i) Each 2013A Redeemable Institutional Preferred Share will carry an annual dividend at a rate equal to: (A) in respect of the dividend for 2013, 5% of the per share 2013A Issue Price, prorated based on the number of days that the 2013A Redeemable Institutional Preferred Share was outstanding in 2013, payable in four equal quarterly installments on or before the last business day of each calendar quarter of 2013; and (B) in respect of the dividends for 2014 and all years thereafter, 5% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share (as defined below) as of December 31 of the preceding year. The dividend on the 2013A Redeemable Institutional Preferred Shares for 2014 and all years thereafter, once declared by the Corporation’s Board of Directors, shall be paid by the Corporation in four equal quarterly installments, on or before the last business day of the calendar quarter of the year for which the dividend was declared, to each holder of a 2013A Redeemable Institutional Preferred Share who was a record holder of such share on December 31 of the prior calendar year. (For example, the annual dividend for 2014 will be 5% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share as of December 31, 2013 and will be paid in four equal installments on or before the last business day of each calendar quarter of 2014.) In the event that a 2013A Redeemable Institutional Preferred Share is not outstanding for the entire year in which the dividend is paid, the dividend payable during such quarter shall be proportionately reduced based on the number of days in the quarter the 2013A Redeemable Institutional Preferred Share was outstanding. Following the payment of a dividend on the 2013A Redeemable Institutional Preferred Shares for any calendar year, any subsequent payment of a dividend on the 2013A Redeemable Institutional Preferred Shares, including in connection with a Liquidation Event (as defined in subsection (h) of this subsection 9 below) or the exercise of a Put Right or Call Right (as defined in subsection (g) of this subsection 9 below), shall include any adjustments necessary to reconcile estimated and actual calculations of Adjusted Book Value per 2013A Redeemable Institutional Preferred Share as of December 31 of the calendar year for which the dividend on the 2013A Redeemable Institutional Preferred Shares was paid based upon the year-end audit of the Corporation’s financial statements. The dividend on the 2013A Redeemable Institutional Preferred Shares, if not declared payable by the Corporation’s Board of Directors or otherwise not paid for any reason, shall cumulate and compound annually.

(ii) For purposes of this subsection 9, the “Adjusted Book Value per 2013A Redeemable Institutional Preferred Share” shall be an amount determined in accordance with generally accepted accounting principles and the following:

(A) As of the end of each calendar month after January 2013, the book value of the Preferred Shares (as defined in the first paragraph of this Article FOURTH), including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares (as defined in subsection 8(a) of Section B of this Article FOURTH), the Redeemable Institutional Preferred Shares – 2010 (A) Series (as described in subsection 7 of Section B of this Article FOURTH, hereinafter referred to in this subsection 9 as the “2010 Redeemable Institutional Preferred Shares”) and the Provider Preferred Shares (as defined in subsection 6(a) of Section B of this Article FOURTH), the Class A Common Shares (as defined in the first paragraph of this Article FOURTH), and the Class B Common Shares (as defined in the first paragraph of this Article FOURTH; the Class A Common Shares, Class B Common Shares and any additional class of common shares that may be issued by the Corporation in the future, collectively, are hereinafter referred to in this subsection 9 as the “Common Shares”), shall be adjusted as follows:

first, net earnings or net losses of the Corporation (constituting net income or loss plus other comprehensive income or loss) for the completed monthly period will be reduced by the amount of the dividends accrued during the completed monthly period on the 2010 Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares and the 2013A Redeemable Institutional Preferred Shares; and

thereafter, the net earnings or net losses of the Corporation from the completed monthly period, as adjusted pursuant to the preceding paragraph, will be allocated among the Preferred Shares, including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and the Common Shares based upon their respective and relative percentages of the total equity of the Corporation, based upon 50% of the aggregate book value of the 2013A Redeemable Institutional Preferred Shares, 50% of the aggregate book value of the 2012A Redeemable Institutional Preferred Shares, 50% of the aggregate book value of the 2010 Redeemable Institutional Preferred Shares and 100% of the aggregate book value of the Provider Preferred Shares, and based on a percentage of the aggregate book value of shares of other series of Preferred Shares to be determined subject to the terms of any such series of Preferred Shares as may be fixed by the Board of Directors, and 100% of the aggregate book value of the Common Shares, in each case as of the month end date immediately preceding the monthly period in question.

(B) After the allocation of net earnings or net losses to the Preferred Shares, including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares pursuant to the paragraphs under subsection (A) above, the aggregate book value of the Preferred Shares, including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares will be adjusted for any purchases or redemptions (including in connection with the exercise of a Put Right or Call Right pursuant to subsection 9(g) or similar right pursuant to subsections 6(g), 7(g) and 8(g) of Section B of this Article Fourth) thereof during the completed monthly period.

(C) The adjusted aggregate book values of the Preferred Shares, including the 2013A Redeemable Institutional Preferred Shares, the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and Common Shares as described in this subsection (d)(ii) will be used as the basis of the allocation of the net earnings or net losses of the Corporation in the following monthly period and will be subject to any adjustments necessary to reconcile estimated and actual calculations of Adjusted Book Value per 2013A Redeemable Institutional Preferred Share based upon the year-end audit of the Corporation’s financial statements.

(e) NO VOTING RIGHTS; PROTECTIVE PROVISIONS.

(i) Except as provided in subsection (ii) below or as required by law, the 2013A Redeemable Institutional Preferred Shares shall have no voting rights.

(ii) So long as any 2013A Redeemable Institutional Preferred Shares are outstanding, the Corporation may not, without the consent of the holders of at least two-thirds of the 2013A Redeemable Institutional Preferred Shares, by amendment, merger, consolidation or otherwise, purchase or redeem or pay any dividend on any capital stock of the Corporation prior to the 2013A Redeemable Institutional Preferred Shares, other than (A) Common Shares repurchased from former directors or employees in connection with the cessation of their services or employment at a price not greater than book value as of the month-end immediately preceding their termination date, (B) shares of the Corporation’s capital stock repurchased pursuant to the Corporation’s Amended and Restated Code of Regulations, (C) 2012A Redeemable Institutional Preferred Shares redeemed or repurchased pursuant to subsection 8(f) of Section B of this Article FOURTH, (D) 2010 Redeemable Institutional Preferred Shares redeemed or repurchased pursuant to subsection 7(f) or 7(g) of Section B of this Article FOURTH, (E) Provider Preferred Shares redeemed or repurchased pursuant to subsection 6(f) or 6(g) of Section B of this Article FOURTH and (F) redemptions of other Preferred Shares that may be issued in the future pursuant to the terms thereof as fixed by the Board of Directors. For the avoidance of doubt, “capital stock” as used in this subsection shall not include restricted share units, phantom shares or other derivate securities of the Corporation.

(f) RESTRICTIONS ON TRANSFER.

(i) No transfers. Except as specifically provided in this subsection (f), no legal or beneficial holder of 2013A Redeemable Institutional Preferred Shares may transfer, gift, sell or assign any 2013A Redeemable Institutional Preferred Shares or interests therein, legal or equitable, whether now owned or hereafter acquired, or authorize, permit or suffer any such transfer, gift, sale or assignment. Any attempted transfer, gift, sale or assignment of 2013A Redeemable Institutional Preferred Shares or any interest therein not in compliance with this subsection (f) will be null and void ab initio as against the Corporation and all other persons, including but not limited to the transferor and transferee. Without limiting the generality of the foregoing, no transfer, gift, sale or assignment will be permitted or recognized, even if permitted by any other provision of this subsection (f), unless each of the following conditions is satisfied in the judgment of, or waived in writing by, the Board of Directors in its discretion: (A) the transferor complies with all of the applicable provisions of this subsection (f); (B) the transferor and transferee each execute, acknowledge and deliver to the Corporation such instruments of transfer, assignment and assumption with respect to such transfer and such other instruments, acknowledgements and documents as may be reasonably deemed necessary by, and in form and substance reasonably satisfactory to, the Corporation to establish or evidence compliance with the provisions of this subsection (f); (C) the Corporation shall have received, at the expense of the parties to the transfer, an opinion of counsel of the Corporation (or other counsel acceptable to counsel of the Corporation) to the effect that such transfer is exempt from registration under the Securities Act of 1933, as amended, and is in compliance with all applicable federal and state securities laws and regulations; provided, however, the Board of Directors, in its sole discretion, may waive such opinion requirement; and (D) the transfer does not cause any breach or violation of, cause an event of default under, or result in acceleration of maturity of any indebtedness or other obligations under, any contract, note, mortgage, loan or other instrument or document to which the Corporation or any of its subsidiaries is a party or by which any of its or their assets or properties is bound.

(ii) Permitted Transfers to Certain Purchasers and Corporation’s Right of First Refusal. If a holder of 2013A Redeemable Institutional Preferred Shares desires to accept a bona fide offer in writing from a 2013A Redeemable Institutional Preferred Eligible Owner (a “Proposed Transferee” for purposes of this subsection) for the purchase of all (but not less than all) of the 2013A Redeemable Institutional Preferred Shares owned by such holder (hereinafter referred to in this subsection as the “Offered Shares”), such holder shall promptly deliver to the Corporation a written offer (hereinafter referred to in this subsection as an “Offer”) to sell the Offered Shares to the Corporation for a purchase price not more than the purchase price offered by the Proposed Transferee and on such other terms and conditions that, taken as a whole, are no less favorable to the Corporation than those set forth in the offer from the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the terms of the bona fide offer from the Proposed Transferee (including the date on which the transfer of the Offered Shares will be abandoned and terminated if not then consummated (the “Termination Date” for purposes of this subsection)), any other material facts relating to the proposed transfer and proof that the Proposed Transferee is a 2013A Redeemable Institutional Preferred Eligible Owner. Within 15 days after receipt of the Offer, the

Corporation may give written notice to such holder of the Corporation’s intent to purchase all of the Offered Shares within 30 days of such notice given by the Corporation on substantially the same terms and conditions as set forth in the Offer. If the Corporation does not exercise its purchase right under this subsection (f)(ii), upon the approval of the Board of Directors, which shall not be unreasonably withheld so long as (A) the Proposed Transferee is a 2013A Redeemable Institutional Preferred Eligible Owner and (B) the requirements for transfer set forth in subsection (f)(i) above are satisfied or waived by the Board of Directors, the holder may thereafter transfer all (but not less than all) of the Offered Shares to the Proposed Transferee for a purchase price not less than the purchase price set forth in the Offer and upon such other terms and conditions that, taken as a whole, are no more favorable to the Proposed Transferee than those set forth in the Offer; provided that the transfer must be consummated or abandoned and terminated by the earlier of the Termination Date and the date that is 10 days after the Board of Directors approves such transfer.

(g) PUT AND CALL RIGHTS.

(i) A holder of the 2013A Redeemable Institutional Preferred Shares shall have the right (referred to in this subsection 9 as the “Put Right”), exercisable upon written notice to the Corporation (hereinafter referred to in this subsection (g) as a “Put Notice”), to require the Corporation to redeem all or any portion of the 2013A Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(ii) The Corporation shall have the right (referred to in this subsection 9 as the “Call Right”), exercisable upon written notice to a holder of 2013A Redeemable Institutional Preferred Shares (hereinafter referred to in this subsection (g) as a “Call Notice”), to redeem from such holder all or any portion of the 2013A Redeemable Institutional Preferred Shares held by such holder on the terms set forth in this subsection (g).

(iii) Within 180 days after the Corporation’s receipt of a Put Notice or a holder’s receipt of a Call Notice, as the case may be, and, in the case of the exercise by the Corporation of the Call Right, no earlier than 30 days after a holder’s receipt of a Call Notice, the Corporation shall repurchase from the holder, and such holder shall sell and deliver to the Corporation, the number of 2013A Redeemable Institutional Preferred Shares specified in the Put Notice or the Call Notice, as the case may be, and the Corporation shall pay the Put Price or the Call Price (as such terms are defined in subsection (iv) of this subsection (g) below), as the case may be, to such holder. At the closing (hereinafter referred to in this subsection (g) as the “Closing”) of the purchase and sale of the 2013A Redeemable Institutional Preferred Shares pursuant to this subsection (g), the selling holder of the 2013A Redeemable Institutional Preferred Shares shall deliver to the Corporation such instruments and documents as shall be necessary or appropriate to transfer the 2013A Redeemable Institutional Preferred Shares being sold by such holder to the Corporation, and the Corporation shall purchase and accept such 2013A Redeemable Institutional Preferred Shares and shall pay the Put Price or the Call Price, as the case may be, to such holder by wire transfer of immediately available funds to the account of such holder provided in writing by such holder to the Corporation. At the Closing, the selling holder of 2013A Redeemable Institutional Preferred Shares shall provide the Corporation with a certificate, executed on behalf of such holder by an authorized officer thereof, to the effect that such holder has good and valid title to the 2013A Redeemable Institutional Preferred Shares being sold, free and clear of all liens, other than restrictions on transfer pursuant to these Amended and Restated Articles of Incorporation and the Corporation’s Amended and Restated Code of Regulations.

(iv) For purposes of this subsection (g):

(A) The “Put Price” for each 2013A Redeemable Institutional Preferred Share being purchased by the Corporation shall be (1) in the event that the Put Price Calculation Date (as defined below) is on or prior to January 31, 2018 (hereinafter referred to in this subsection (g) as the “Price Adjustment Date”), an amount equal to 95% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share or (2) in the event that the Put Price Calculation Date is after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share.

(B) The “Put Price Calculation Date” shall be the last day of the month immediately preceding the date of the Corporation’s receipt of a Put Notice.

(C) The “Call Price” for each 2013A Redeemable Institutional Preferred Share being purchased by the Corporation shall be (1) in the event that the Call Price Calculation Date (as defined below) is prior to the Price Adjustment Date, an amount equal to the greater of (x) 105% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share and (y) the 2013A Issue Price, in each case plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share, or (2) in the event that the Call Price Calculation Date is on or after the Price Adjustment Date, an amount equal to 100% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share.

(D) The “Call Price Calculation Date” shall be the last day of the month immediately preceding the date of a holder’s receipt of a Call Notice.

(v) Notwithstanding anything to the contrary contained in this subsection (g), if a Liquidation Event (as defined in subsection (h) of this subsection 9 below) occurs within 90 days of a Closing of the purchase of all or any portion of the 2013A Redeemable Institutional Preferred Shares in connection with the exercise of a Call Right by the Corporation, then the holder of the 2013A Redeemable Institutional Preferred Shares so purchased by the Corporation pursuant to the Call Right shall be entitled to an additional cash payment in an amount equal to the difference, if positive, between the Estimated Cash Payment (as defined in subsection (h) of this subsection 9 below) and the Call Price.

(h) PAYMENT UPON A LIQUIDATION EVENT.

(i) Notwithstanding Section B.4 of this Article FOURTH, in the event of any liquidation, dissolution or winding up of the Corporation, any merger or consolidation involving the Corporation (other than one in which shareholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation), or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation (each of the foregoing, a “Liquidation Event” for purposes of this subsection 9), the holders of the 2013A Redeemable Institutional Preferred Shares shall receive, in redemption of the 2013A Redeemable Institutional Preferred Shares, a cash payment equal to the greater of:

(A) 100% of the Adjusted Book Value per 2013A Redeemable Institutional Preferred Share, plus all accrued but unpaid dividends on each 2013A Redeemable Institutional Preferred Share, and such payment shall be equal to the rights to any payments to the holders of other Preferred Shares, including the 2012A Redeemable Institutional Preferred Shares, the 2010 Redeemable Institutional Preferred Shares and the Provider Preferred Shares, and shall be senior to any right of payment to the holders of the Common Shares and the Common Shares shall rank junior to the 2013A Redeemable Institutional Preferred Shares; or

(B) the Estimated Cash Payment (as defined below).

(ii) For purposes of this subsection 9, the “Estimated Cash Payment” shall be computed as follows:

(A) If the Consideration (as defined below in this subsection 9) is paid, payable or contributed directly to the holders of the Common Shares in connection with a Liquidation Event, an amount equal to (1) the per Common Share Consideration (as defined and described in clause (b) of subsection (h)(ii)(C)(2) below of this subsection 9) paid, payable or contributed to the holders of the Common Shares, times (2) the number of Class B Common Shares that would be issued if the 2013A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined below in this subsection 9).

(B) For all other Liquidation Events not covered by subsection (h)(ii)(A) above of this subsection 9, the Enterprise Value (as defined below in this subsection 9) shall be divided by the total number of Common Share Equivalents (as defined below in this subsection 9), and the resulting quotient shall be the Estimated Cash Payment per 2013A Redeemable Institutional Preferred Share.

(C) For purposes of computing the Estimated Cash Payment:

(1) “Enterprise Value” means an amount equal to the aggregate Consideration (as defined in clause (a) of subsection (h)(ii)(C)(2) below of this subsection 9) paid, payable or contributed, directly or indirectly, by an acquiror to the Corporation in connection with a Liquidation Event, reduced by the Aggregate Reduction Amount (as defined below in this subsection 9).

(2) “Consideration” means (a) the total value of all cash, securities (including any debt or equity securities, options or warrants, collectively, “Securities”), agreements with the Corporation or any of its subsidiaries (including, but not limited to, consulting agreements, agreements not to compete and similar agreements) and other property or non- cash consideration paid, payable or contributed, directly or indirectly, by an acquiror to the

Corporation in connection with a Liquidation Event and any contingent, escrowed or earned amounts (calculated at the present value of such amounts as of the date on which the Liquidation Event is consummated) or (b) the per Common Share value of all cash and Securities paid, payable or contributed directly by an acquiror to the holders of the Common Shares in connection with a Liquidation Event and any contingent, escrowed or earned amounts. For purposes of this subsection (h), the value of (x) all freely tradeable Securities for which a public trading market exists as of the date on which the Liquidation Event is consummated will equal the last closing market price of such Securities on the business day prior to public announcement of the Liquidation Event, (y) all Securities which are not freely tradeable or which have no established public market will equal the fair market value thereof as determined by the Corporation and the holder of the 2013A Redeemable Institutional Preferred Shares and (z) all other property or non-cash consideration will equal the face value thereof or other appropriate value as determined by the Corporation and the holder of the 2013A Redeemable Institutional Preferred Shares. With respect to clauses (y) and (z) above, in the event the Corporation and the holders of the 2013A Redeemable Institutional Preferred Shares cannot agree on such value within 30 days, then they shall select an independent accounting firm reasonably acceptable to all parties, and such accounting shall conclusively establish such value. If the Consideration is computed or payable in foreign currency, the value of such foreign currency will, for purposes hereof, be converted into U.S. dollars at the noon buying rate in New York City on the date or dates on which such Consideration is payable.

(3) “Aggregate Reduction Amount” means an amount equal to the sum of (x) the aggregate amount payable by the Corporation as a liquidation preference to holders of the 2012A Redeemable Institutional Preferred Shares (pursuant to subsection 8(h) of Section B of this Article FOURTH), the 2010 Redeemable Institutional Preferred Shares (pursuant to subsection 7(h) of Section B of this Article FOURTH), the Provider Preferred Shares (pursuant to subsection 6(h) of Section B of this Article FOURTH), and any other liquidation preference for senior securities, plus (y) an amount equal to the Corporation’s liabilities on a consolidated basis (as set forth on the Corporation’s then-most recent balance sheet) but only to the extent such liabilities cannot be satisfied by the Corporation’s assets or are not otherwise assumed by the acquiror (directly or by operation of law) in connection with the Liquidation Event, plus (z) the aggregate amount of all transaction expenses, including accounting, legal, and investment advisory fees and expenses, incurred by the Corporation as a result of or in connection with the Liquidation Event.

(4) “Common Share Equivalents” shall include (a) all issued and outstanding Common Shares, (b) all securities convertible into or settled based upon a class of Common Shares, including any and all stock options, warrants, restricted shares, restricted share units and phantom shares, (c) the number of Class B Common Shares that would be issued if the 2012A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined in subsection 8(h) of Section B of this Article FOURTH) and (d) the number of Class B Common Shares that would be issued if the 2013A Redeemable Institutional Preferred Shares were converted, on a hypothetical basis, at the Conversion Ratio (as defined below in this subsection 9).

(5) “Conversion Ratio” means one 2013A Redeemable Institutional Preferred Share to 1.2 Class B Common Shares (1:1.2).

C. Issuance of Common Shares and Preferred Shares. The Board of Directors may from time to time authorize by resolution the issuance of any or all of the Common Shares and the Preferred Shares herein authorized in accordance with the terms and conditions set forth in these Amended and Restated Articles of Incorporation and the Code of Regulations of the corporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Shares, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the shareholders, except as otherwise required by law.

D. Preemptive Rights. No holder of any share of any class of capital stock of the corporation has any right, by preemptive or other right, to subscribe for or purchase any share of any class of capital stock of the corporation now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of capital stock of any class of the corporation or to which are attached or appertaining any warrants or rights entitling the holder thereof to subscribe for or purchase shares of any class of capital stock of the corporation, except such rights of subscription or purchase, if any, for such consideration and upon such terms and conditions as the Board of Directors from time to time may determine.

FIFTH: Except as otherwise provided by these Amended and Restated Articles of Incorporation (including any amendment hereto adopted by the Board of Directors pursuant to Section B.1 of Article FOURTH) or the Code of Regulations of the corporation, notwithstanding any provision of Sections 1701.01 to 1701.98, both inclusive, of the Ohio Revised Code now or hereafter in force requiring for the authorization or taking of any action the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise required by statute or these Amended and Restated Articles of Incorporation, may be authorized or taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes of shares. For purposes of these Amended and Restated Articles of Incorporation, “voting power of the corporation” means the aggregate voting power of (a) all the outstanding Common Voting Shares, voting together as a single class, and (b) all the outstanding shares of any class of capital stock of the corporation, or any series of any such class, that has (i) rights to distributions senior to those of the Common Shares including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

SIXTH: Notwithstanding any contrary provision of Sections 1701.01 to 1701.98, both inclusive, of the Ohio Revised Code now or hereafter in force, no shareholder of the corporation shall have the right to vote cumulatively in the election of directors.

SEVENTH: To the extent permitted by law, the corporation, by action of its Board of Directors, may purchase or otherwise acquire shares of any class or series thereof issued by it at such times, for such consideration and upon such terms and conditions as its Board of Directors may determine.

EIGHTH: No person shall be disqualified from being a director of the corporation because he or she is or may be a party to, and no director of the corporation shall be disqualified from entering into, any contract or other transaction to which the corporation is or may be a party. No contract or other transaction shall be void or voidable for reason that any director or officer or other agent of the corporation is a party thereto, or otherwise has any direct or indirect interest in such contract or transaction or in any other party thereto, or for any reason that any interested director or officer or other agent of the corporation authorizes or participates in authorization of such contract or transaction, (a) if the material facts as to such interest are disclosed or are otherwise known to the board of directors or applicable committee of directors at the time the contract or transaction is authorized, and at least a majority of the disinterested directors or disinterested members of the committee vote for or otherwise take action authorizing such contract or transaction, even though such disinterested directors or members are less than a quorum, or (b) if the contract or transaction (i) is not less favorable to the corporation than an arm’s length contract or transaction in which no director or officer or other agent of the corporation has any interest or (ii) is otherwise fair to the corporation as of the time it is authorized. Any interested director may be counted in determining the presence of a quorum at any meeting of the board of directors or any committee thereof which authorizes the contract or transaction.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in any manner now or hereafter permitted or prescribed by law, and all rights and powers conferred in these Amended and Restated Articles of Incorporation upon shareholders, directors and officers of the corporation are subject to this reservation.

TENTH: Any and every statute of the State of Ohio hereafter enacted (i) whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or (ii) whereby effect is given to the action taken by any number, less than all, of the shareholders of any corporation, or (iii) whereby the authority of the directors to adopt amendments to articles of incorporation of any corporation without shareholder approval shall be expanded, will apply to the corporation and will be binding not only upon the corporation but upon every shareholder of the corporation to the same extent as if such statute had been in force at the date of filing these Amended and Restated Articles of Incorporation in the office of the Secretary of State of Ohio.

ELEVENTH: These Amended and Restated Articles of Incorporation shall take the place of and supersede the Amended Articles of Incorporation, as amended of the Corporation.